The Clorox Company

 Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segments	% Change vs. Prior Year										Major Drivers of Volume Change
	FY18					FY19
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	5%	2%	4%	2%	3%	-1%	1%	-4%	1%	-1%	Q4 increase driven by higher shipments in Professional Products and Home Care, partially offset by lower shipments in Laundry.
Household	7%	0%	3%	0%	2%	-2%	-5%	-6%	-13%	-7%	Q4 decrease primarily driven by lower shipments in Charcoal and Glad® Bags and Wraps.
Lifestyle	2%	3%	0%	27%	8%	35%	32%	28%	3%	23%	Q4 increase driven primarily by higher shipments in Burt’s Bees® natural personal care and Nutranext dietary supplements brands.
International	-2%	0%	3%	-1%	0%	2%	0%	2%	2%	2%	Q4 increase driven primarily by higher shipments in Europe and Asia.
Total Company	4%	1%	3%	5%	3%	5%	5%	1%	-3%	2%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segments	% Change vs. Prior Year										Major Drivers of Variance between Volume and Sales Change
	FY18					FY19
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	5%	1%	3%	3%	3%	2%	6%	-1%	3%	2%	Q4 variance between volume and sales driven primarily by the benefit of price increases.
Household	5%	-3%	1%	-3%	0%	0%	-4%	-1%	-11%	-5%	Q4 variance between volume and sales driven primarily by the benefit of price increases, partially offset by higher trade promotion spending.
Lifestyle	4%	3%	2%	21%	8%	26%	25%	23%	0%	17%	Q4 variance between volume and sales driven primarily by higher trade promotion spending, partially offset by the benefit of price increases.
International	1%	4%	4%	-2%	2%	-5%	-8%	-5%	-4%	-6%	Q4 variance between volume and sales driven primarily by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	4%	1%	3%	3%	3%	4%	4%	2%	-4%	1%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY18					FY19
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+160	+170	+140	+120	+140	+130	+140	+170	+150	+150
Price Changes	+40	+30	+50	+50	+40	+90	+220	+240	+220	+190
Market Movement (commodities)	-90	-110	-160	-130	-130	-130	-120	-50	+20	-60
Manufacturing & Logistics	-80	-240	-220	-110	-160	-280	-190	-190	-90	-190
All other (1,2,3)	+20	-20	+70	-100	+10	+40	+20	-110	-190	-70
Change vs prior year	+50	-170	-120	-170	-100	-150	+70	+60	+110	+20
Gross Margin (%)	44.9%	43.0%	42.8%	44.0%	43.7%	43.4%	43.7%	43.4%	45.1%	43.9%

(1)	In Q4 of fiscal year 2018, “All other” includes about -60bps of negative impact from costs related to the Nutranext acquisition.
(2)	In Q3 of fiscal year 2019, “All other” includes about -70bps of negative impact from foreign exchange.
(3)	In Q4 of fiscal year 2019, “All other’ includes about -150bps of negative impact from higher trade promotion spending.

The Clorox Company

Supplemental Unaudited Condensed Information – Balance Sheet
As of June 30, 2019

Working Capital Update

Dollars in Millions and percentages based on rounded numbers

	Q4		Change	Q4		Change
	FY 2019 ($ millions)	FY 2018 ($ millions)		Days (4) FY 2019	Days (4) FY 2018
Receivables, net	$631	$600	$31	34	32	2
Inventories, net	$512	$506	$6	54	48	+6
Accounts payable and Accrued Liabilities	$1,035	$1,001	$34
Total WC (1)	$159	$179	($20)
Total WC % of net sales (2)	2.4%	2.6%
Average WC (1)	$217	$216	$1
Average WC % of net sales (3)	3.3%	3.2%

(1)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(2)	Represents working capital at the end of the period divided by (net sales for current quarter x 4).
(3)	Represents a two-point average of working capital divided by (net sales for current quarter x 4).
(4)	Days calculations based on a two-point average.

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter and fiscal year ended June 30, 2019

Capital expenditures for the fourth quarter were $71 million versus $68 million in the year-ago quarter. (Fiscal year 2019 = $206 million)

Depreciation and amortization expense for the fourth quarter was $47 million versus $45 million in the year-ago quarter. (Fiscal year 2019 = $180 million)

Net cash provided by continuing operations in the fourth quarter was $389 million, or 23.9% of net sales. (Fiscal year 2019 = $992 million, or 16.0% of net sales)

The Clorox Company

Supplemental Unaudited Condensed Information – Free Cash Flow

Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Fiscal	Fiscal
	Year	Year
	2019	2018(2)
Net cash provided by continuing operations – GAAP	$992	$976

Less: Capital expenditures	$206	$194

Free cash flow – non-GAAP (1)	$786	$782

Free cash flow as a percentage of net sales – non-GAAP (1)	12.6%	12.8%

Net sales	$6,214	$6,124

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

(2)	Net cash provided by continuing operations and free cash flow have been adjusted to reflect the retrospective adoption of Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash,” effective July 1, 2018.

The Clorox Company

Supplemental Unaudited Reconciliation of Earnings From Continuing Operations Before Income Taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2018					FY 2019

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	9/30/17	12/31/17	3/31/18	6/30/18	6/30/18	9/30/18	12/31/18	3/31/19	6/30/19	6/30/19
Earnings from continuing operations before income taxes	$279	$227	$242	$306	$1,054	$268	$224	$240	$292	$1,024
Interest income	-$1	-$2	-$1	-$2	-$6	-$1	$0	-$1	-$1	-$3
Interest expense	$21	$20	$20	$24	$85	$24	$24	$24	$25	$97
EBIT (1)(3)	$299	$245	$261	$328	$1,133	$291	$248	$263	$316	$1,118
EBIT margin (1)(3)	19.9%	17.3%	17.2%	19.4%	18.5%	18.6%	16.8%	17.0%	19.4%	18.0%
Depreciation and amortization	$40	$41	$40	$45	$166	$44	$44	$45	$47	$180
EBITDA (2)(3)	$339	$286	$301	$373	$1,299	$335	$292	$308	$363	$1,298
EBITDA margin (2)(3)	22.6%	20.2%	19.8%	22.1%	21.2%	21.4%	19.8%	19.9%	22.3%	20.9%
Net sales	$1,500	$1,416	$1,517	$1,691	$6,124	$1,563	$1,473	$1,551	$1,627	$6,214

Total debt (4)	$2,200	$2,283	$2,855	$2,483	$2,483	$2,565	$2,520	$2,607	$2,683	$2,683
Debt to EBITDA (3)(5)	1.7	1.8	2.2	1.9	1.9	2.0	1.9	2.0	2.1	2.1

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.
(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides useful additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt and long-term debt. Current maturities of long-term debt and long-term debt are carried at face value net of unamortized discounts, premiums and debt issuance costs.
(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.